UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 21, 2007 (September 14, 2007)

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51527	91-0541437
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China 451271
(Address of Principal Executive Offices)

(86) 539-7318818
 Registrant's Telephone Number, Including Area Code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 14, 2007, Henan Gengsheng Refractories ("Henan Gengsheng"), the Chinese operating subsidiary of China GengSheng Minerals, Inc. (the "Company") entered into a short term loan agreement (the "Loan Agreement") with China Industrial & Commercial Bank (the "Bank"). Pursuant to the Loan Agreement, the Bank loaned Henan Gengsheng, RMB 20,000,000 (approximately $2.6 million) (the "Loan"), at an interest rate of 7.722% per annum on all outstanding principal. Henan Gengsheng is obligated under the Loan Agreement to pay the interest monthly and repay the Loan in four installments equal monthly installments, commencing on April 25, 2008 and terminating on August 25, 2008.

Under the terms of the Loan Agreement, if the Loan is not paid in full on the maturity date, the interest rate will be increased by another 50% of the interest rate per annum, including on outstanding interest, until payment is made. Furthermore, if the Loan is used for any other purpose than to fund the purchase of raw materials, the Bank will have the right to require Henan Gengsheng to immediately return the funds, to terminate the Loan Agreement, and increase the interest rate by up to 100% of the interest rate per annum, including on outstanding interest. The Company currently plans to use the Loan to fund the purchase of raw materials. A third-party Guaranty agreement was signed and delivered to the Bank on behalf of the Company as security for the Loan.

For the term of the Loan, Henan Gengsheng has agreed that it will not engage in sub-contracting, leasing, equity restructuring, pooling, consolidating, merging, splitting, joint investment, capital transferring, filing for restructuring, filing for dissolution, filing for bankruptcy, and any other actions which may affect realization of the Bank's rights under the Loan Agreement, without the prior written consent of the Bank. Henan Gengsheng has also agreed that it will notify the Bank in writing: (1) within 7 days of knowing any changes in its address, scope of business, officers' designation or appointment, and any events related to its business obligations; (2) within 5 days from the date that a material adverse event such as a license revocation, bankruptcy, and discontinuation of its business occurs; and (3) 10 days prior to any change of its legal representative, authorized deputy and changes in mailing address, name of enterprise or material changes in its finances and personnel.

A summary English translation of the Loan Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03(a) Creation of a Direct Financial Obligation.

On September 14, 2007, the Company incurred a direct financial obligation of RMB20,000,000 (approximately $2.6 million), through the entry of its subsidiary, Henan Gengsheng, into a Loan Agreement with China Industrial & Commercial Bank. For details regarding terms of payment and material terms of this direct financial obligation, see Item 1.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
No.

10.1	English Translation of Short Term Loan Contract, dated September 14, 2007, between Henan Gengsheng Refractories and China Industrial & Commercial Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.
Date: September 21, 2007	/s/ Shunqing Zhang
Chief Executive Officer China GengSheng Minerals, Inc.

Exhibit Index

Number	Description

10.1	English Translation of Short Term Loan Contract, dated September 14, 2007, between Henan Gengsheng Refractories and China Industrial & Commercial Bank.